Exhibit 99.1

Bryn Mawr Bank Corporation

FOR RELEASE:	IMMEDIATELY

FOR MORE INFORMATION CONTACT:

Ted Peters, Chairman

610-581-4800 or

610-525-2531 (evening)

tpeters@bmtc.com

J. Duncan Smith, CFO

610-526-2466 or

610-306-8489 (evening)

jdsmith@bmtc.com

Bryn Mawr Bank Corporation Corrects Record Date For Quarterly Dividend

BRYN MAWR, Pa. January 26, 2007 - Bryn Mawr Bank Corporation, (NASDAQ: BMTC), (the “Corporation”), parent of The Bryn Mawr Trust Company (the “Bank”), today announced that the correct record date for the Corporation’s quarterly dividend of $0.12 per share payable March 1, 2007 is February 5, 2007. The Corporation’s press release dated January 25, 2007, incorrectly listed the record date as February 2, 2007. Accordingly, the Corporation’s quarterly dividend of $0.12 per share, is payable March 1, 2007, to shareholders of record as of February 5, 2007.

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